UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39649	27-2654848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o First Majestic Corp. Suite 1800 - 925 West Georgia Street Vancouver, British Columbia, Canada	V6C 3L2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 688-3033

Suite 910 - 925 Georgia Street

Vancouver, British Columbia V6C 3L2

Canada

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On January 16, 2025, Gatos Silver, Inc., a Delaware corporation (“Gatos Silver” or the “Company”), completed the previously announced merger (the “Merger”) with Ocelot Transaction Corporation, a British Columbia company (“Merger Sub”) and a wholly-owned subsidiary of First Majestic Silver Corp., a British Columbia company (“First Majestic”), whereby Merger Sub merged with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of First Majestic. The Merger was effected pursuant to the terms of the Agreement and Plan of Merger, dated as of September 5, 2024 (the “Merger Agreement”), by and among First Majestic, Merger Sub and the Company. In addition, the following events took place in connection with the consummation of the Merger:

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

In connection with the consummation of the Merger, on January 16, 2025 the Company terminated its Second Amended and Restated Revolving Credit Facility, dated December 13, 2023, by and among the Company, certain subsidiaries of the Company from time to time party thereto, Bank of Montreal, Chicago Branch, as administrative agent, BMO Capital Markets, as bookrunner and mandated lead arranger, and Bank of Montreal, Chicago Branch and certain financial institutions from time to time, as lenders.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

At the effective time of the Merger, pursuant to the terms of the Merger Agreement, each share of Gatos Silver common stock that was issued and outstanding immediately prior to the effective time (other than shares of Gatos Silver common stock owned by Gatos Silver (including treasury stock), First Majestic, Merger Sub or by any of their respective wholly-owned subsidiaries) was converted into the right to receive 2.55 First Majestic common shares, with any fractional shares to be paid in cash, without interest.

In addition, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the outstanding and unexercised options to purchase shares of Gatos Silver common stock (whether vested or unvested) were converted into options to acquire First Majestic common shares determined based on the exchange ratio, the outstanding and unvested notional instruments entitling holders to receive a certain number of shares of Gatos Silver common stock (the “Gatos DSUs”) and the time-vesting restricted stock units covering shares of Gatos Silver common stock (the “Gatos RSUs”) vested in accordance with the terms of the 2023 Gatos Silver Amended and Restated Long Term Incentive Plan and the relevant Gatos Silver award agreements, and each Gatos DSU and Gatos RSU that vested or became vested in connection with the Merger will settle for a number of First Majestic common shares determined based on the exchange ratio.

The Merger Agreement has been referenced herein to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, First Majestic or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, First Majestic or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or First Majestic’ public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2024 and is incorporated by reference herein. The disclosure regarding the Merger and the Merger Agreement under Item 5.01 hereof is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

On January 16, 2025, Gatos Silver notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE delist Gatos Silver’s shares of common stock on January 16, 2025. As a result, trading of Gatos Silver’s shares of common stock on the NYSE was suspended prior to the opening of the NYSE on January 16, 2025. Additionally, Gatos Silver requested that the NYSE file a notification of removal from listing and registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to effect the delisting of Gatos Silver’s shares of common stock from the NYSE and the deregistration of Gatos Silver’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On December 18, 2024, the Toronto Stock Exchange (the “TSX”) conditionally accepted notice of the delisting of Gatos Silver’s shares of common stock from the TSX following the consummation of the Merger. It is expected that Gatos Silver’s shares of common stock will be delisted from the TSX following the consummation of the Merger.

Following the effectiveness of the Form 25, Gatos Silver intends to file with the SEC a Form 15 requesting the termination of registration of Gatos Silver’s common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference.

At the effective time of the Merger, each holder of shares of Gatos Silver common stock immediately prior to the effective time ceased to have any rights as a stockholder of Gatos Silver other than the right to receive the Merger consideration pursuant to the Merger Agreement.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of Gatos Silver occurred. Following the consummation of the Merger, Gatos Silver became a wholly-owned subsidiary of First Majestic.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, each of the members of the board of directors of Gatos Silver as of immediately prior to the effective time ceased his or her respective service as a director of Gatos Silver and all of the officers of Gatos Silver as of immediately prior to the effective time ceased to serve in their capacities as officers of Gatos Silver. Such departures were not related to any disagreement with Gatos Silver on any matter related to Gatos Silver’s operations, policies or practices.

Pursuant to the Merger Agreement, at the effective time of the Merger, the directors and officers of Merger Sub became the directors and officers of Gatos Silver. In addition, pursuant to the Merger Agreement, First Majestic agreed to consider for appointment one director, mutually agreeable to Gatos Silver and First Majestic, to be appointed to serve as a director on the First Majestic board. No such person has been appointed to the First Majestic board at this time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation of Gatos Silver was amended and restated as set forth in Exhibit 3.1 to this Current Report on Form 8-K. Additionally, the by-laws of Gatos Silver were amended and restated as set forth in Exhibit 3.2 to this Current Report on Form 8-K. The Company’s certificate of incorporation and by-laws attached hereto as Exhibits 3.1 and 3.2 are incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated September 5, 2024, by and among Gatos Silver, Inc., First Majestic Silver Corp. and Ocelot Transaction Corp., incorporated by reference to Exhibit 2.1 of Form 8-K of Registrant filed on September 6, 2024.

3.1	Amended and Restated Certificate of Incorporation of Gatos Silver, Inc.

3.2	Amended and Restated By-Laws of Gatos Silver, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain schedules are omitted pursuant to item 601(a)(5) of Regulation S-K. Gatos Silver agrees to furnish supplementally any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: January 16, 2025	By:	/s/ Samir Patel
	Name:	Samir Patel
	Title:	Secretary